Exhibit 10.27

Execution Version

ELECTRIQ POWER, INC.

NOTES CONVERSION AGREEMENT

This Notes Conversion Agreement (this “Agreement”), dated as of June 8, 2023, is entered into by and between Electriq Power, Inc., a Delaware corporation (the “Company”), TLG Acquisition One Corp., a Delaware corporation (“Pubco”) and John Michael Lawrie, including his successors and assigns (the “Notesholder”). The Company, Pubco and the Notesholder are each sometimes referred to herein individually as a “Party” and collectively, as the “Parties.” Initially capitalized terms not otherwise defined herein shall have the meanings given to those terms in the SPA (defined hereafter).

WHEREAS, the Company and the Notesholder entered into that certain Securities Purchase Agreement, dated as of November 13, 2022 (the “Initial SPA”);

WHEREAS, the Company and the Notesholder entered into that certain Amended and Restated Securities Purchase Agreement, dated as of December 23, 2022, amending and restating the Initial SPA in its entirety (the “SPA”);

WHEREAS, the Company and the Notesholder entered into that certain First Amendment to Amended and Restated Securities Purchase Agreement, dated as of March 22, 2023;

WHEREAS, the Company issued to the Notesholder a Secured Convertible Note with an original issue date of December 30, 2022, in the principal amount of $5,000,000, evidencing an investment of funds in that amount by the Notesholder to the Company (the “First Convertible Note”);

WHEREAS, the Company issued to the Notesholder an additional Secured Convertible Note with an original issue date of March 30, 2023, in the principal amount of $3,500,000, evidencing an additional investment of funds in that amount by the Notesholder to the Company (the “Second Convertible Note” and collectively with the First Convertible Note, the “Notes”);

WHEREAS, the Notes, contain, among other terms, the voluntary right of the Notesholder to convert the Notes into Common Stock of the Company or other shares of capital stock of the Company, at the Conversion Price, and upon such other terms and conditions, as more specifically provided in the Notes;

WHEREAS, the Company, Pubco and Eagle Merger Corp., a Delaware corporation and a direct wholly-owned subsidiary of Pubco (“Pubco Sub”), entered into that certain Merger Agreement, dated as of November 13, 2022, as amended by the First Amendment to Merger Agreement, dated December 23, 2022, and as further amended by the Second Amendment to Merger Agreement, dated March 22, 2023, and as further amended by the Third Amendment to Merger Agreement, dated as of June 8, 2023 (as such may be further amended and/or restated from time to time, collectively, the “Merger Agreement”), pursuant to which the Company is to be merged with and into Pubco Sub, with the Company being the survivor of such merger and a wholly-owned subsidiary of Pubco (the “Merger”); and

WHEREAS, the Parties have agreed that simultaneous with the closing of the Merger, pursuant to the terms and conditions of the Merger Agreement, the Notes will automatically convert into securities of Pubco, upon the terms set forth in Schedule 1 annexed hereto, and upon which the SPA and the Notes will thereupon be terminated including any rights of conversion set forth therein, and shall be of no further force and effect, and the Notes will be delivered by the Notesholder to the Company and cancelled.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the Parties hereinafter set forth, the Parties intending to be legally bound hereto hereby agree as follows:

1. NOTES CONVERSION

(a) Notesholder hereby agrees, subject to the conditions set forth herein, that $8,500,000, the currently outstanding aggregate principal amount of the Notes, and all accrued but unpaid interest on the Notes shall automatically convert (the “Conversion”) into securities of Pubco (the “Securities”), simultaneously with the closing of the Merger, the terms of which are set forth in Schedule 1 annexed hereto, including, without limitation, the types of Securities and the calculation for determining the amount of such Securities issuable to the Notesholder, all of which are subject to the Notesholder’s (i) delivery of the Notes to the Company and Pubco for cancellation and (ii) execution and delivery to Pubco of any and all additional documents reasonably required by Pubco and its counsel as shall be required for the issuance of the Securities of Pubco to the Notesholder, in connection with the Conversion (the “Additional Conversion Documents”).

(b) Upon the Conversion, Pubco shall deliver to Notesholder the Securities issued in book entry form, reflecting the issuance of Securities of Pubco, pursuant the terms of this Agreement and any Additional Conversion Documents, and shall reflect such issuance in its books and records. The Parties hereby further acknowledge and agree that the Conversion shall fully satisfy all of the Company’s obligations to Notesholder under the SPA and the Notes and that, immediately upon the consummation of the Conversion, the SPA, the Notes and all obligations set forth therein and herein shall be deemed repaid in full and the Notes and all such obligations shall be terminated and cancelled in their entirety.

2. REPRESENTATIONS AND WARRANTIES OF NOTESHOLDER

The Notesholder hereby represents and warrants to the Company and Pubco, as follows:

(a) Notesholder is the sole owner of the Notes, and shall be, at the time of the Conversion, the sole owner of the Notes clear of all liens, charges, security interests, assessments, encumbrances, claims and restrictions of any kind, including any liability to or claims of any creditor of Notesholder. Notesholder has not transferred or pledged any interest in the Notes to any person, and Notesholder has not granted any rights to purchase the Notes to any other Person.

(b) At the time the Notesholder was offered the Securities, it was, as of the date hereof, the Notesholder is, and as of the closing date of the Merger the Notesholder will be (x) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an “accredited investor” (within the meaning of Rule 501 under the Securities Act), (y) acquiring the Securities only for its own account and not for the account of others, or if the Notesholder is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of each such account is independently a qualified institutional buyer, the Notesholder has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account and (z) is not acquiring the Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the securities law of any other jurisdiction.

(c) The Notesholder acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of Securities have not been registered under the Securities Act. The Notesholder acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Notesholder absent an effective registration statement under the Securities Act except (i) to Pubco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S promulgated under the Securities Act (“Regulation S”) or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entry positions representing the Securities shall contain a restrictive legend to such effect. The Notesholder further acknowledges and agrees that (i) the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Notesholder until certain contractual and other restrictions are met. The Notesholder acknowledges and agrees that the Securities will be subject to the foregoing transfer restrictions and as a result of these transfer restrictions, the Notesholder may not be able to readily offer, resell, pledge, transfer or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Notesholder acknowledges and agrees that the Securities will not be eligible for resale, offer, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the date that Pubco files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under the applicable SEC rules and regulations. The Notesholder acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(d) The Notesholder acknowledges and agrees that it is aware the Securities are being offered under the exemption from registration provided by Section 4(a)(2) of the Securities Act, Regulation D or Regulation S.

(e) The Notesholder acknowledges and agrees that the Notesholder is purchasing the Securities from Pubco. The Notesholder further acknowledges that it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transaction, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of Pubco and the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters and that there have been no, representations, warranties, covenants and agreements made to the Notesholder by or on behalf of Pubco, the Company or any of the respective affiliates or any of the respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Pubco and the Company included in this Agreement.

(f) Either (1) the Notesholder’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law or (2) the Notesholder is not a Benefit Plan Notesholder as contemplated by ERISA.

(g) The Notesholder acknowledges and agrees that the Notesholder has received and has had an opportunity to review such information as the Notesholder deems necessary or desirable in order to make an investment decision with respect to the Securities, including, without limitation, with respect to Pubco, the transaction contemplated hereby and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Notesholder acknowledges that it has reviewed Pubco’s filings with the SEC. The Notesholder acknowledges and agrees that the Notesholder and the Notesholder’s professional advisor(s), if any, have conducted its own investigation of Pubco, the transactions contemplated hereby, and the Securities, received and reviewed the offering materials made available to the Notesholder and had the full opportunity to ask such questions, receive such answers and obtain such information as the Notesholder and the Notesholder’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities. The Notesholder further acknowledges that the information provided to the Notesholder may change after the date hereof and Pubco is under no obligation to inform the Notesholder regarding any such changes, except to the extent such changes would reasonably be expected to cause the failure of Pubco to satisfy a condition to the Notesholder’s obligations at the Closing.

(h) The Notesholder acknowledges and agrees that the Notesholder has determined based on its own independent review and such professional advice as it has deemed appropriate, that the purchase of the Securities and participation in the transactions contemplated hereby are consistent with the Notesholder’s financial needs, objectives and condition and comply and are consistent with all material investment policies, guidelines and other restrictions applicable to the Notesholder.

(i) The Notesholder became aware of this offering of the Securities solely by means of direct contact between the Notesholder and Pubco, the Company or a representative of Pubco or the Company, and the Securities were offered to the Notesholder solely by direct contact between the Notesholder and the Company, the Company or a representative of Pubco or the Company. The Notesholder did not become aware of this offering of the Securities, nor were the Securities offered to the Notesholder, by any other means. The Notesholder acknowledges that the Securities (i) were not offered to it by any form of general solicitation or general advertising and (ii) are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Notesholder acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Pubco, the Company or any of their respective affiliates or any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives), other than the representations and warranties of Pubco contained in Section 3 of this Agreement and the Company contained in Section 4 of this Agreement, in making its investment or decision to invest in Pubco, and except for the foregoing, the Notesholder is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the transaction contemplated hereby, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of Pubco and it has independently satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Securities.

(j) The Notesholder acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in Pubco’s filings with the SEC. The Notesholder is a sophisticated Notesholder, experienced in private equity transactions and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Notesholder has sought such accounting, legal and tax advice as the Notesholder has considered necessary to make an informed investment decision and the Notesholder has made its own assessment and has satisfied itself concerning relevant tax or other economic considerations relative to its purchase of the Securities. The Notesholder is able to sustain a complete loss on its investment in the Securities.

(k) Alone, or together with any professional advisor(s), the Notesholder acknowledges that it has reviewed the documents made available to the Notesholder and has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Notesholder and that the Notesholder is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Notesholder’s investment in Pubco. The Notesholder acknowledges specifically that a possibility of total loss exists.

(l) In making its decision to purchase the Securities, the Notesholder has relied solely upon independent investigation made by the Notesholder.

(m) The Notesholder acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(n) If the Notesholder is not a natural person, the Notesholder has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement.

(o) The execution, delivery and performance by the Notesholder of this Agreement are within the powers of the Notesholder and have been duly authorized (if the Notesholder is not a natural person) and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Notesholder is a party or by which the Notesholder is bound, and, if the Notesholder is not a natural person, will not conflict with or violate any provisions of the Notesholder’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Agreement is genuine, and the signatory has been duly authorized to execute the same, and, this Agreement has been duly executed and delivered by the Notesholder and, assuming that this Agreement constitutes the valid and binding obligation of Pubco, this Agreement constitutes a legal, valid and binding obligation of the Notesholder, enforceable against the Notesholder in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(p) The Notesholder is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Notesholder”). The Notesholder agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Notesholder is permitted to do so under applicable law. If the Notesholder is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Notesholder maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Notesholder maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its Notesholders against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Notesholder maintains policies and procedures reasonably designed to ensure that the funds held by the Notesholder and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Notesholder.

(q) In connection with the issue and purchase of the Securities, none of Pubco, the Company nor any of their respective affiliates have acted as the Notesholder’s financial advisor or fiduciary.

(r) The Notesholder acknowledges and agrees that it is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act and that the purchase and sale of Securities hereunder meets the exemptions from filing under FINRA Rule 5123(b)(1).

(s) The Notesholder acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

3. REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco represents and warrants to the Notesholder that:

(a) Pubco has been duly incorporated as a Delaware corporation and is validly existing and in good standing under the laws of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) As of the closing date of the Merger, the Securities will be duly authorized and, when issued and delivered to the Notesholder against full payment therefor in accordance with the terms of this Agreement, the Securities will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Pubco’s certificate of incorporation, certificate of designation or bylaws (each as amended) or under the General Corporation Law of the State of Delaware.

(c) Notesholder acknowledges and agrees that the consummation of the Conversion is subject to and conditioned upon his compliance with all of his obligations under this Agreement and his execution and delivery to the Company and Pubco of any and all Additional Conversion Documents and his full compliance with the provisions contained therein.

(d) This Agreement has been duly authorized, executed and delivered by Pubco and, assuming that this Agreement constitutes the valid and binding agreement of the Notesholder, this Agreement constitutes a valid and binding agreement of Pubco and is enforceable against Pubco in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(e) The issuance and sale of the Securities and the compliance by Pubco with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco or any of its subsidiaries is a party or by which Pubco or any of its subsidiaries is bound or to which any of the property or assets of Pubco is subject that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity, or results of operations of Pubco and its subsidiaries, taken as a whole or materially affect the validity of the Securities or the legal authority of Pubco to enter into and perform its obligations under this Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Pubco; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Pubco or any of its properties that would reasonably be expected to have a Material Adverse Effect.

(f) Assuming the accuracy of the representations and warranties of the Notesholder set forth herein, Pubco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Securities pursuant to this Agreement, other than (i) filings with the U.S. Securities and Exchange Commission (the “SEC”); (ii) any consent required by the rules of the NYSE, including with respect to obtaining approval of Pubco’s stockholders, (iii) consents, waivers, authorizations, orders, notices or filings, required to consummate the Transaction as provided under the Merger Agreement and (iv) consents, waivers, authorizations, orders, notices or filings, the failure of which to obtain or make, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) Pubco is not, and immediately after receipt of payment for the Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h) Pubco made available to the Notesholder (including via the SEC’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by Pubco with the SEC prior to the date of this Agreement (the “SEC Documents”), which SEC Documents, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as described in (i) Note 9 to Pubco’s financial statements included in Pubco’s Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 25, 2021 and (ii) the introduction of Amendment No. 1 to Pubco’s Form 10-Q for the quarterly period ended September 30, 2021 filed with the SEC on February 7, 2022, the financial statements of Pubco included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of Pubco as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Documents is available to the Notesholder via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by Pubco from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Documents.

(i) Pubco is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. Pubco has not received any written communication from a governmental authority that alleges that Pubco is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j) As of the date hereof, the issued and outstanding shares of Class A common stock of Pubco (“Class A Shares”) are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE under the symbol “TLGA” (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in the SEC Documents, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Pubco, threatened against Pubco by the NYSE or the SEC, respectively, to prohibit or terminate the listing of Class A Shares of Pubco on the NYSE or to deregister the Class A Shares under the Exchange Act. Pubco has taken no action that is designed to terminate the registration of the Class A Shares of Pubco under the Exchange Act.

(k) Assuming the accuracy of the Notesholder’s representations and warranties set forth in Section 2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by Pubco to the Notesholder.

(l) Neither Pubco nor any person acting on its behalf has offered or sold the Securities by any form of general solicitation or general advertising and the Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of the Securities Act or any state securities laws.

(m) Pubco is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Securities to the Notesholder.

(n) As of the date hereof, the authorized capital stock of Pubco is (i) 200,000,000 Class A Shares, 7,948,405 of which are issued and outstanding as of the date of this Agreement, (ii) 20,000,000 shares of Class F common stock (“Class F Shares”), 5,000,000 of which are issued and outstanding as of the date of this Agreement, and (iii) 1,000,000 shares of preferred stock of par value $0.0001 each, of which no shares are issued and outstanding as of the date of this Agreement. As of the date hereof (i) 6,666,667 warrants to purchase 6,666,667 Class A Shares (the “Private Placement Warrants”) are outstanding, and (ii) 13,333,333 warrants to purchase 13,333,333 Class A Shares (the “Public Warrants” and, together with the Private Placement Warrant, the “Warrants”) are outstanding. As of or prior to the Closing, TLG Acquisition Founder LLC will forfeit 3,270,652 Class F Shares (such that there will be 1,729,348 Class F Shares outstanding at that time) and 4,666,667 Private Placement Warrants (such that there will be 2,000,000 Private Placement Warrants outstanding at that time excluding the Private Placement Warrants to be issued in connection with the conversion of certain amounts of the working capital loan from TLG Acquisition Founder LLC). All (A) issued and outstanding Class A Shares and Class F Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights, and (B) outstanding Warrants are validly issued, are fully paid, and are legally binding obligations of Pubco enforceable against Pubco in accordance with their terms (except (i) as may be limited by bankruptcy, insolvency, reorganization or similar laws’ affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and are not subject to preemptive rights. Except as set forth in Pubco’s organizational documents, there are no outstanding contractual obligations of Pubco to repurchase, redeem or otherwise acquire any Class A Shares or any other capital stock of Pubco.

(o) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Pubco, threatened against Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Pubco.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Notesholder that:

(a) The Company has been duly incorporated as a Delaware corporation and is validly existing and in good standing under the laws of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of the Notesholder, this Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(c) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity, or results of operations of the Company and its subsidiaries, taken as a whole or materially affect the validity of the Securities or the legal authority of the Company to enter into and perform its obligations under this Agreement (a “Company Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Company Material Adverse Effect.

5. MISCELLANEOUS.

(a) Termination. The obligations of the parties in Section 1 of this Agreement shall automatically terminate with no further action required by the parties if the Merger Agreement is terminated. In such event the SPA and the Notes shall continue in full force and effect thereafter upon their terms and conditions.

(b) Fees and Expenses. The Parties will each bear such Party’s own legal and other expenses in connection with the preparation and negotiation of this Agreement and any and all Additional Conversion Documents, and the Conversion.

(c) Notices. Any and all notices or other communications or deliveries to be provided by Notesholder hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company and Pubco, using the contact information set forth below, or such other email address, or address as the Company or Pubco may specify for such purposes by notice to Notesholder delivered in accordance with this Section 5(c). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to Notesholder and Pubco using the contact information set forth below, or such other email address, or address as Notesholder or Pubco may specify for such purposes by notice to the Company delivered in accordance with this Section 5(c). Any and all notices or other communications or deliveries to be provided by Pubco hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to Notesholder and the Company using the contact information set forth below, or such other email address, or address as Notesholder or the Company may specify for such purposes by notice to Pubco delivered in accordance with this Section 5(c). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email to the email address provided prior to 5:30 p.m. (New York City time) on any date, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via email to the email address provided on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is delivered personally.

Notices to Notesholder:

John Michael Lawrie

515 N. Flagler Drive, Suite 520

West Palm Beach, FL 33401

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002-6117

Attention: Gerald M. Spedale

                  Chris Trester

Email: gspedale@gibsondunn.com

            ctrester@gibsondunn.com

Notices to Company:

Electriq Power, Inc.

625 N. Flagler Drive

West Palm Beach, Florida 33401

Attention: Legal Department

Email: jim.vanhoof@electriqpower.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn:   David Landau

            Anthony Ain

Email: dlandau@egsllp.com

            aain@egsllp.com

Notices to Pubco:

TLG Acquisition One Corp.

515 N. Flagler Drive, Suite 520

West Palm Beach, FL 33401

Attention: John Michael Lawrie

Email: mikelawrie@tlgholding.com

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002-6117

Attention: Gerald M. Spedale

                  Chris Trester

Email: gspedale@gibsondunn.com

            ctrester@gibsondunn.com

(d) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

(f) Entire Agreement. This Agreement constitutes the entire contract between the Parties with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(g) Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon (i) the Company and its successors and assigns, (ii) Pubco and its successors and assigns and (iii) the Notesholder and his respective legal representatives, heirs, legatees, distributes, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

(h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal Actions concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each Party hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such Action. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If any Party shall commence an Action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such Action shall be reimbursed by the other Party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action.

(i) Survival. The representations and warranties contained herein shall survive the for a period of twelve (12) months after the date of this Agreement.

(j) Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments thereto.

(k) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ELECTRIQ POWER, INC.

By:	/s/ Frank Magnotti
Name: Frank Magnotti
Title: Chief Executive Officer

TLG ACQUISITION ONE CORP.

By:	/s/ John Michael Lawrie
Name: John Michael Lawrie
Title: Chief Executive Officer

By:	/s/ John Michael Lawrie
Name: John Michael Lawrie

Execution Version

SCHEDULE 1

Terms of Conversion

Principal Amount and accrued and unpaid interest through the date of the Conversion convert into the following securities of Pubco for each $20.00 of the principal amount and accrued and unpaid interest converted:

•	2.5 shares of Class A common stock of Pubco

•	1 share of Series A Cumulative Redeemable Preferred Stock of Pubco

Any amounts of less than $20.00 remaining after the conversion shall be repaid to Notesholder at the time of the Conversion.